(stamp
                                                                FILED # C8584-01
                                                                 APR 04 2001
                                                                IN THE OFFICE OF
                                                                 /s/ Dean Heller
                                                                  DEAN HELLER
                                                             SECRETARY OF STATE)
                          ARTICLES OF INCORPORATION OF
                           GRAVITY SPIN HOLDINGS, INC.


                                ARTICLE I -- NAME

     The name of the corporation is: Gravity Spin Holdings, Inc.

                     ARTICLE II - RESIDENT AGENT AND ADDRESS

     The name and address of the initial resident agent:
                                                Pacific Corporate Services, Inc.
                                                3110 E. Sunset Road, Suite H-1
                                                Las Vegas,  Nevada  89120

                              ARTICLE III -- STOCK

     The corporation is authorized to issue 25,000,000 shares of common stock with a par value of $0.001/share.

                          ARTICLE IV -- GOVERNING BOARD

     Members of the governing board shall be styled Directors. The initial number of Directors is one (1). Hereafter the number of directors shall be determined according to the bylaws. The name and address of the initial Director is:

                                  Bruce Turner
                             6493 Western Skies Way
                          Miss. Ontario Canada L5W lH7

                           ARTICLE VI -- INCORPORATOR

     The incorporator signing these Articles of Incorporation is:
                                                    Shawn Christopher
                                                    3110 E. Sunset Rd., Ste. H-1
                                                    Las Vegas, Nevada  89120

O)------------------------------SECRETARY OF STATE----------------------------(O
|                                                                              |
|                       (THE GREAT SEAL OF THE STATE OF                        |
|                                   {PICTURE}                                  |
|                                    NEVADA)                                   |
|                               STATE OF NEVADA                                |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                               CORPORATE CHARTER                              |
|                                                                              |
|                                                                              |
|                                                                              |
|    I, DEAN HELLER,  the duly elected  and  qualified  Nevada Secretary       |
|    of State,  do  hereby certify that GRAVITY SPIN HOLDINGS,  INC. did       |
|    on  April 4, 2001  file  in  this   office  the   original Articles       |
|    of  Incorporation;  that  said  Articles  are  now  on  file and of       |
|    record  in the office of the  Secretary of State of  the  State  of       |
|    Nevada, and further, that said Articles  contain all the provisions       |
|    required by the law of said State of Nevada.                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                        IN WITNESS WHEREOF,  I have hereunto set my hand      |
|                        and  affixed  the  Great Seal  of  State, at  my      |
|                        office, in Carson City, Nevada, on April 4, 2001.     |
|     (SEAL                                                                    |
|  THE GREAT SEAL OF                                                           |
|    THE STATE OF        /s/ Dean Heller                                       |
|     {PICTURE}                                                                |
|    oooNEVADAooo)                                                             |
|                                                                              |
|                            Secretary of State                                |
|                                                                              |
|                                                                              |
|                   By  /s/ Denise A. Bates                                    |
|                                                                              |
|                            Certification Clerk                               |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
O)----------------------------------------------------------------------------(O

      DEAN HELLER                                                         (stamp
      Secretary of State     ----------------------------       FILED # C8584-01
[LOGO]                      |        Certificate of      |         APR 04 2001
      202 North Carson      |          Amendment         |      IN THE OFFICE OF
      Street, Carson City,  | PURSUANT TO NRS 78.385 and |       /s/ Dean Heller
      Nevada 89701-4201     |          78.390            |           DEAN HELLER
      (775) 684 5708         ----------------------------    SECRETARY OF STATE)
      ----------------------------------------------------
         Important:  Read attached instructions before completing form.
--------------------------------------------------------------------------------

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit In Duplicate -



1.   Name of corporation:    GRAVITY SPIN HOLDINGS, INC.
                         -------------------------------------------------------

--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

       ARTICLE III AMENDED AS ATTACHED HERETO.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100% APPROVED.*
                                                      ---------------

4.   Officer Signature (Required):

/s/ Bruce Turner                                      PRESIDENT - DIRECTOR
------------------------------------      ------------------------------------

bet

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                                                                      C8584-01




                           GRAVITY SPIN HOLDINGS INC.

                      EXTRAORDINARY SHAREHOLDERS RESOLUTION

                            AND DIRECTORS RESOLUTION



                             Dated October 5, 2001.

--------------------------------------------------------------------------------


BE  IT  RESOLVED  BY   EXTRAORDINARY   SHAREHOLDERS   RESOLUTION  AND  DIRECTORS
RESOLUTION, AFTER A DULY APPOINTED MEETING THAT:

1. The Articles of Incorporation be amended and certificates filed with the State of Nevada and its government organizations that reflects the following amendments.

     YEAR END

     The year end for the company be changed to July 31.

     PRIVATE COMPANY

     (a)  The directors of the Company shall approve all transfers of shares,

     (b) The number of shareholders, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the company, were, while in that employment, and have continued after termination of that employment to be, shareholders of the company, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder, and

     (c) Any invitation to the public to subscribe for the Company's shares is prohibited;

Dated this 5th day of October, 2001.



                                           ------------------------------
                                           Shareholder



                                           ------------------------------
                                           Shareholder



                                           ------------------------------
                                           Shareholder



                                           ------------------------------
                                           Director